Exhibit 99.1

Dolby Laboratories Reports First Quarter 2024 Financial Results

SAN FRANCISCO, February 1, 2024 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the first quarter of fiscal 2024.

“Our first quarter results were in line with our expectations,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We continue to bring new Dolby experiences to more people around the world across all of their favorite entertainment content and devices, with particular momentum this quarter in Dolby Atmos for cars.”

First Quarter Fiscal 2024 Financial Highlights

•	Total revenue was $315.6 million, compared to $334.9 million for the first quarter of fiscal 2023.

•

GAAP net income was $67.0 million, or $0.69 per diluted share, compared to GAAP net income of $79.4 million, or $0.82 per diluted share, for the first quarter of fiscal 2023. On a non-GAAP basis, first quarter net income was $98.6 million, or $1.01 per diluted share, compared to $107.4 million, or $1.11 per diluted share, for the first quarter of fiscal 2023.

•	Dolby repurchased 968 thousand shares of its common stock and ended the quarter with approximately $132 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	Apple announced support for Dolby Atmos for CarPlay.

•	A leading Indian online video streaming service announced that its platform will support Dolby Vision, in addition to currently supporting Dolby Atmos.

•	Zeeker, a premium electric vehicle brand in China, launched the Zeekr 007 that supports Dolby Atmos.

•	Dolby and Ed Sheeran celebrate the transformative experience of Dolby Atmos Music in new “Love More” global brand campaign.

Dividend

Today, Dolby announced a cash dividend of $0.30 per share of Class A and Class B common stock, payable on February 22, 2024, to stockholders of record as of the close of business on February 13, 2024.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2024, to be filed on or around the date hereof.

Dolby is providing the following estimates for its second quarter of fiscal 2024:

•	Total revenue is estimated to range from $345 million to $375 million.

•	Gross margins are anticipated to be approximately 90%.

•	Operating expenses are anticipated to range from $215 million to $225 million on a GAAP basis and from $180 million to $190 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be roughly 23% on a GAAP basis and roughly 20% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.82 to $0.97 on a GAAP basis and from $1.14 to $1.29 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2024:

•	Total revenue is expected to be roughly $1.30 billion.

•	Gross margins are anticipated to be roughly 89%.

•	Operating expenses are anticipated to range from $885 million to $895 million on a GAAP basis and from $740 million to $750 million on a non-GAAP basis.

•	Dolby expects operating margins on a GAAP basis to be roughly 20% and on a non-GAAP basis to be roughly 32%.

•	Diluted earnings per share is anticipated to range from $2.30 to $2.45 on a GAAP basis and from $3.60 to $3.75 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2024 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, February 1, 2024. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, February 1, 2024, until 8:59 p.m. PT (11:59 p.m. ET) on Thursday, February 8, 2024 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the second quarter of fiscal 2024 and full year fiscal 2024, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally, including the potential impacts of the recent strikes by the WGA and SAG-AFTRA; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 29, 2023	December 30, 2022
Revenue:
Licensing	$293,767	$308,011
Products and services	21,807	26,910

Total revenue	315,574	334,921

Cost of revenue:
Cost of licensing	15,736	13,359
Cost of products and services	16,324	21,091

Total cost of revenue	32,060	34,450

Gross profit	283,514	300,471

Operating expenses:
Research and development	67,033	64,450
Sales and marketing	79,003	82,205
General and administrative	65,166	59,972
Restructuring charges/(credits)	6,091	(244)

Total operating expenses	217,293	206,383

Operating income	66,221	94,088

Other income/(expense):
Interest income/(expense), net	9,187	4,797
Other income, net	5,425	1,097

Total other income	14,612	5,894

Income before income taxes	80,833	99,982
Provision for income taxes	(13,252)	(20,534)

Net income including noncontrolling interest	67,581	79,448
Less: net income attributable to noncontrolling interest	(600)	(73)

Net income attributable to Dolby Laboratories, Inc.	$66,981	$79,375

Net income per share:
Basic	$0.70	$0.83
Diluted	$0.69	$0.82
Weighted-average shares outstanding:
Basic	95,376	95,905
Diluted	97,439	97,047

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	December 29, 2023	September 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$656,816	$745,364
Restricted cash	51,842	72,602
Short-term investments	140,823	139,148
Accounts receivable, net	293,228	262,245
Contract assets, net	217,559	182,130
Inventories, net	37,568	35,623
Prepaid expenses and other current assets	53,519	50,692

Total current assets	1,451,355	1,487,804
Long-term investments	92,876	97,812
Property, plant, and equipment, net	479,321	481,581
Operating lease right-of-use assets	38,001	40,199
Goodwill and intangible assets, net	570,329	575,836
Deferred taxes	206,667	201,860
Other non-current assets	96,980	94,674

Total assets	$2,935,529	$2,979,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,395	$20,925
Accrued liabilities	327,186	351,399
Income taxes payable	6,189	4,769
Contract liabilities	33,404	31,505
Operating lease liabilities	12,922	13,628

Total current liabilities	394,096	422,226
Non-current contract liabilities	36,994	39,997
Non-current operating lease liabilities	34,319	37,020
Other non-current liabilities	107,810	108,339

Total liabilities	573,219	607,582
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	41	41
Retained earnings	2,367,182	2,391,990
Accumulated other comprehensive loss	(21,428)	(36,984)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,345,848	2,355,100
Noncontrolling interest	16,462	17,084

Total stockholders’ equity	2,362,310	2,372,184

Total liabilities and stockholders’ equity	$2,935,529	$2,979,766

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Quarter Ended
	December 29, 2023	December 30, 2022
Operating activities:
Net income including noncontrolling interest	$67,581	$79,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,872	19,155
Stock-based compensation	31,894	31,240
Amortization of operating lease right-of-use assets	3,088	3,207
Amortization of premium on investments	(895)	81
Benefit from credit losses	(2,101)	(1,030)
Deferred income taxes	(5,397)	(8,255)
Other non-cash items affecting net income	(1,745)	(3,467)
Changes in operating assets and liabilities:
Accounts receivable, net	(28,935)	(45,153)
Contract assets, net	(35,400)	(39,843)
Inventories	(9,297)	(501)
Operating lease right-of-use assets	570	1,690
Prepaid expenses and other assets	5,866	2,168
Accounts payable and accrued liabilities	(31,993)	5,765
Income taxes, net	6,184	15,292
Contract liabilities	(1,116)	3,277
Operating lease liabilities	(4,264)	(5,430)
Other non-current liabilities	(3,503)	(1,249)

Net cash provided by operating activities	8,409	56,395

Investing activities:
Purchases of marketable securities	(35,753)	(72,790)
Proceeds from sales of marketable securities	1,226	51,782
Proceeds from maturities of marketable securities	41,259	56,525
Purchases of property, plant, and equipment	(6,099)	(7,217)

Net cash provided by investing activities	633	28,300

Financing activities:
Proceeds from issuance of common stock	18,301	10,954
Repurchase of common stock	(80,002)	(49,412)
Payment of cash dividend	(28,552)	(25,869)
Distribution to noncontrolling interest	(1,047)	(266)
Shares repurchased for tax withholdings on vesting of restricted stock	(34,562)	(25,000)
Equity issued in connection with business combination	722	—
Payment of deferred consideration for prior business combinations	—	(500)

Net cash used in financing activities	(125,140)	(90,093)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	6,790	8,504

Net increase/(decrease) in cash, cash equivalents, and restricted cash	(109,308)	3,106
Cash, cash equivalents, and restricted cash at beginning of period	817,966	628,371

Cash, cash equivalents, and restricted cash at end of period	$708,658	$631,477

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarters of fiscal 2024 and fiscal 2023:

Net income:	Fiscal Quarter Ended
(in thousands)	December 29, 2023	December 30, 2022
GAAP net income	$66,981	$79,375
Stock-based compensation (1)	31,894	31,240
Amortization of acquisition-related intangibles (2)	3,124	1,347
Restructuring charges/(credits)	6,091	(244)
Income tax adjustments	(9,450)	(4,288)

Non-GAAP net income	$98,640	$107,430
(1) Stock-based compensation included in above line items:
Cost of products and services	$410	$502
Research and development	10,106	10,676
Sales and marketing	10,481	10,727
General and administrative	10,897	9,335
(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$62	$62
Cost of products and services	534	866
Research and development	—	127
Sales and marketing	656	805
General and administrative	1,872	(513)

Diluted earnings per share:	Fiscal Year Ended
	December 29, 2023	December 30, 2022
GAAP diluted earnings per share	$0.69	$0.82
Stock-based compensation	0.33	0.32
Amortization of acquisition-related intangibles	0.03	0.01
Restructuring charges	0.06	—
Income tax adjustments	(0.10)	(0.04)

Non-GAAP diluted earnings per share	$1.01	$1.11
Weighted-average shares outstanding - diluted (in thousands)	97,439	97,047

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the second quarter of fiscal 2024 and full year fiscal 2024 included in this release:

Operating expenses (in millions):	Q2 2024	Fiscal 2024
GAAP operating expenses (low - high end of range)	$215 - $225	$885 - $895
Stock-based compensation	(32)	(127)
Amortization of acquisition-related intangibles	(3)	(12)
Restructuring charges	—	(6)

Non-GAAP operating expenses (low - high end of range)	$180 - $190	$740 - $750

Operating margin:	Fiscal 2024
GAAP operating margin	20% +/-
Stock-based compensation	10%
Amortization of acquisition-related intangibles	1%
Restructuring charges	1%

Non-GAAP operating margin	32% +/-

Effective tax rate:	Q2 2024
GAAP effective tax rate	23%
Stock-based compensation (low - high end of range)	(2%) - (0%)
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%
Restructuring charges (low - high end of range)	(1%) - 1%

Non-GAAP effective tax rate	20%

Diluted earnings per share:	Q2 2024		Fiscal 2024
	Low	High	Low	High
GAAP diluted earnings per share	$0.82	$0.97	$2.30	$2.45
Stock-based compensation	0.33	0.33	1.30	1.30
Amortization of acquisition-related intangibles	0.03	0.03	0.14	0.14
Restructuring charges	—	—	0.06	0.06
Income tax adjustments	(0.04)	(0.04)	(0.20)	(0.20)

Non-GAAP diluted earnings per share	$1.14	$1.29	$3.60	$3.75

Weighted-average shares outstanding - diluted (in millions)	97	97	98	98

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

Rachel Lowery

media@dolby.com